UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders on May 2, 2018 (the “Annual Meeting”). In connection with the Annual Meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were (1) the election of two directors, each to serve for a three-year term expiring at the 2021 Annual Meeting of Stockholders and to hold office until his or her respective successor is elected and qualified or until his or earlier death, disqualification, resignation or removal; (2) the ratification of the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and (3) the advisory vote on executive compensation. A total of 55,743,727 votes were cast. The results with respect to each matter are set out below:

1) The stockholders elected each of the two director nominees to serve for a three-year term expiring at the Company’s 2021 Annual Meeting of Stockholders. The voting for the director nominees was as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Lasse J. Petterson	43,514,952	2,899,618	9,329,157
Kathleen M. Shanahan	43,447,007	2,967,563	9,329,157

2) The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018 with the following vote:

Number of Votes
For	52,902,356
Against	1,647,022
Abstain	1,194,349

3) The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers. The result of the vote taken at the Annual Meeting was as follows:

Number of Votes
For	27,266,496
Against	19,101,475
Abstain	46,599
Broker Non-Votes	9,329,157

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

Date: May 8, 2018	By:	/s/ MARK W. MARINKO
Mark W. Marinko
Senior Vice President and Chief Financial Officer